CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders
Putnam Investors Fund:

We consent to the use of our report dated July 30, 2003, incorporated in this Registration Statement by reference, to the Putnam Investors Fund and to the references to our firm under the captions "Financial
Highlights" in the prospectuses and "Independent Auditors and Financial Statements" in the Statement of Additional Information.

                                                           KPMG LLP
Boston, Massachusetts
November 24, 2003